Exhibit 99.1

For Immediate Release	Contact:

Media Inquiries: Karen Cutler (215) 238-4063 Cutler-Karen@aramark.com

Investor Inquiries: Kate Pearlman (215) 409-7287 Pearlman-Kate@aramark.com

Aramark Completes Acquisition of Avendra

Combination Enhances Purchasing Capability and Extends Industry Reach

Philadelphia, PA, December 11, 2017 – Aramark (NYSE: ARMK) announced today that it completed the previously announced acquisition of Avendra for approximately $1.35 billion, or a net purchase price of $1.05 billion after adjusting for the value of the anticipated tax benefits.

Avendra is the leading hospitality procurement services provider in North America, managing nearly $5 billion in annual purchasing spend for over 650 companies at more than 8,500 locations, including over half of the Top 30 hotel chains. Avendra was founded in 2001 by five hospitality leaders: Marriott, Hyatt, Fairmont Hotels, ClubCorp and IHG.

“By uniting the proven purchasing and supply chain management expertise of our two companies, we will create increased scale and improve service levels for our customers, strengthen our industry reach, provide new opportunities for our associates and drive sustained shareholder value,” said Eric J. Foss, Chairman, President and CEO of Aramark. “I welcome Avendra’s talented and experienced team to the Aramark family and look forward to the bright future we will build together.”

The merger also creates opportunities for Aramark and Avendra to expand their customer base outside of their traditional industries. Additionally, Aramark anticipates annual procurement cost synergies of approximately $40 million, which it expects will be fully realized by the third fiscal year after closing.

Avendra will continue to operate under the Avendra brand name, and its headquarters will remain in Rockville, Maryland.

About Aramark

Aramark (NYSE: ARMK) proudly serves Fortune 500 companies, world champion sports teams, state-of-the-art healthcare providers, the world’s leading educational institutions, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world. Our 270,000 team members deliver experiences that enrich and nourish millions of lives every day through innovative services in food, facilities management and uniforms. We operate our business with social responsibility, focusing on initiatives that support our diverse workforce, advance consumer health and wellness, protect our environment, and strengthen our communities. Aramark is recognized as one of the World’s Most Admired Companies by FORTUNE as well as an employer of choice by the Human Rights Campaign and DiversityInc. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

Cautionary Statements Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance including with respect to, without limitation, the benefits of our acquisition of Avendra, as well as statements regarding Avendra’s and our services and products. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They relate to the topics set forth above or use words such as “outlook,” “aim,” “anticipate,” “are confident,” “have confidence,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words.

Forward-looking statements speak only as of the date made. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. Such risks and uncertainties include, among others, our ability to successfully integrate Avendra’s business and costs and timing related thereto, the risk of unanticipated restructuring costs or assumption of undisclosed liabilities, the risk that we are unable to achieve the anticipated benefits (including tax benefits) and synergies of the acquisition of Avendra including whether the transaction will be accretive and within the expected timeframe, the availability of sufficient cash to repay certain indebtedness and our decision to utilize the cash for that purpose, the disruption of the transactions to Avendra and its management; Avendra’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties, our ability to attract new or maintain existing customer and supplier relationships at reasonable cost, our ability to retain key personnel and the other factors set forth in the “Risk Factors,” -“Legal Proceedings” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 22, 2017 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting Aramark’s investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.